UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2014

Perfumania Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2 Bellport, NY 11713
(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100
(Registrant's telephone number, including area code)

_________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On December 10, 2014, the Company held its 2014 Annual Meeting of Shareholders. Two proposals were before the meeting: (1) the election of Stephen Nussdorf, Michael W. Katz, Carole Ann Taylor, Joseph Bouhadana, Paul Garfinkle, Frederick E. Purches, Esther Egozi Choukroun, Glenn H. Gopman and Robert Mitzman as directors of the Company to serve until the 2015 Annual Meeting of Shareholders and (2) the ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015 (fiscal 2014).

The votes with respect to the proposals are set forth below.
(1) Elect the Directors of the Company to serve until the 2015 Annual Meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Stephen Nussdorf	11,591,460	115,226	2,893,471
Michael W. Katz	11,221,522	485,164	2,893,471
Carole Ann Taylor	11,632,951	73,735	2,893,471
Joseph Bouhadana	11,625,274	81,412	2,893,471
Paul Garfinkle	11,625,802	80,884	2,893,471
Frederick E. Purches	11,229,248	477,438	2,893,471
Esther Egozi Choukroun	11,673,819	32,867	2,893,471
Glenn H. Gopman	11,673,804	32,882	2,893,471
Robert Mitzman	11,673,802	32,884	2,893,471

(2) Ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2015 (fiscal 2014):

For	Against	Abstain	Broker Non-Votes
14,443,742	154,667	1,748	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perfumania Holdings, Inc.
Date: December 12, 2014	By: /S/ Donna L. Dellomo Donna L. Dellomo Vice President and Chief Financial Officer